Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statement of Nikola Corporation:
(1) Registration Statement (Form S-3 File No. 333-264068);
(2) Registration Statement (Form S-3 File No. 333-268139) pertaining to the resale of up to 43,229,689 shares of common stock;
(3) Registration Statement (Form S-4 File No. 333-267140), including any post-effective amendments thereto on Form S-8;
(4) Registration Statement (Form S-8 File No. 333-245006) pertaining to the 2020 Stock Incentive Plan, 2020 Employee Stock Purchase Plan, and Nikola Corporation 2017 Stock Option Plan; and
(5) Registration Statement (Form S-8 File No. 333-268141) pertaining to the Nikola Corporation 2022 Inducement Plan and Romeo Power, Inc. 2020 Long-Term Incentive Plan;
of our report dated February 23, 2023 (except for the presentation of discontinued operations for the Romeo business as described in Note 12 and for subsequent events as described in Note 17, as to which the date is August 17, 2023), with respect to the consolidated financial statements of Nikola Corporation and our report dated February 23, 2023, with respect to the effectiveness of internal control over financial reporting of Nikola Corporation, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Phoenix, Arizona
August 17, 2023